Amended and Restated Delegation Amendment


October 2, 2006
Richard M. Wachterman
The Legg Mason Funds
100 Light Street
Baltimore, Maryland 21202

Dear Mr. Wachterman:

Each of the investment companies set forth below, including each series thereof (collectively, the "Fund") and State Street Bank and Trust Company (the "Transfer Agent") are parties to Transfer Agency and Service Agreements (the "Agreement(s)") under which the Transfer Agent performs certain transfer agency and/or record-keeping services for the Fund. A list of the Agreements is attached to this Delegation Amendment as Schedule X.

In connection with new regulations promulgated pursuant to Section 312 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of2001 (the "USA PATRIOT Act") the Fund has requested and the Transfer Agent has agreed to amend and restate the original Delegation Agreement dated as of July 15,2003 in the manner set forth below:

Whereas, the USA PATRIOT Act imposes anti-money laundering requirements on financial institutions, including investment companies;

Whereas, the Fund recognizes the importance of complying with the USA PATRIOT Act and the Fund has developed and implemented a written anti-money laundering program, which is designed to satisfy the requirements of the USA PATRIOT Act, (the "Fund's Program");

Whereas, the USA PATRIOT Act authorizes the Fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the Fund's Program; and

Whereas, the Fund desires to delegate to the Transfer Agent the implementation and operation of certain aspects of the Fund's Program and the Transfer Agent desires to accept such delegation. Now Therefore, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1. Delegation; Duties

1.1 The Fund hereby delegates to the Transfer Agent the responsibility for performing the AML functions and duties described in Exhibit A, attached hereto. The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.


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1.2    The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information in accordance with the terms and conditions of the Agreement (the "Delegated Duties").

2. Consent to Examination; Reporting and Information.

2.1 In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the USA PATRIOT Act and that the records the Transfer Agent maintains for the Fund relating to the Fund's Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby: (i) agrees to maintain any records required by the USA PATRIOT Act in connection with its performance of the duties set forth on Exhibit A; and (ii) consents to examination and/or inspection by federal regulators in order that the regulators may evaluate the Funds' compliance with the Fund's Program, and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners.

2.2 Within a reasonable time following the written request of the Fund, the Transfer Agent shall provide the Fund with a written copy of (i) its current anti-money laundering ("AML") procedures and (ii) its current customer identification ("CIP") procedures (collectively, the "Procedures"), as each relate to the Delegated Duties performed by the Transfer Agent for the Fund, and (iii) such other information about the Transfer Agent's performance of the Delegated Duties as the Fund shall reasonably request; provided, however, the foregoing shall not include the right to conduct any audit or inspection of the Transfer Agent's performance of the Delegated Duties. On an annual basis, the Fund may request that the Transfer Agent certify as to the performance of the Delegated Duties and the Transfer Agent shall provide the Fund with such certification substantially in the form attached hereto as Exhibit B.

3.  Limitation on Delegation.

3.1 The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those aspects of the Fund's Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Fund's Program or for the overall compliance by the Fund with the USA PATRIOT Act. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.


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


4. Expenses.

4.1 In consideration of the performance of the foregoing duties, the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties. The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5. Miscellaneous.

5.1 In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5.2. Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

5.3. This Delegation Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                           [Signature page to follow]




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


         In Witness Whereof, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED By:                         STATE STREET BANK AND TRUST COMPANY

/s/Katherine Holliday                 By: /s/ Joseph L. Hooley
_____________________                 ________________________
                                      Joseph L. Hooley, Executive Vice President
Name: Katherine Holliday
Title: Vice President, Associate Counsel


WITNESSED By:

/s/ Richard Wachterman
----------------------

NAME: Richard Wachterman
      ------------------
Title: Secretary                      LEGG MASON CHARLES STREET TRUST, INC.
                                      LEGG MASON GLOBAL TRUST, INC.
                                      LEGG MASON GROWTH TRUST, INC.
                                      LEGG MASON INCOME TRUST, INC.
                                      LEGG MASON INVESTORS TRUST, INC.
                                      LEGG MASON INVESTMENT TRUST, INC.
                                      LEGG MASON LIGHT STREET TRUST, INC.
                                      LEGG MASON SPECIAL INVESTMENT TRUST, INC.
                                      LEGG MASON TAX-FREE INCOME FUND
                                      LEGG MASON VALUE TRUST, INC.

                                      By: Gregory Merz
                                          Gregory Merz
                                          Vice President




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                                   EXHIBIT A

                                DELEGATED DUTIES

                      Amended and Restated: October 2,2006

With respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

o Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control ("OFAC") database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities.

o    Submit special payee checks through the OFAC database.

o Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

o Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent.

o    Review accounts with small balances followed by large purchases.

o Review accounts with frequent activity within a specified date range followed by a large redemption.

o On a daily basis, review purchase and redemption activity per tax identification number ("TIN") within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day.

o Compare all new accounts and registration maintenance through the Known Offenders database and notify the Fund of any match.

o Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the shareholder notices required by the IRS.

o Determine when a suspicious activity report ("SAR") should be filed as required by regulations applicable to mutual funds; prepare and file the SAR; notwithstanding the foregoing, the Transfer Agent shall not be responsible for determining when a SAR should be filed in connection with customer identification procedures for accounts opened by the Fund or its distributor and, in such case, the Fund shall give timely notice and information to the Transfer Agent so that the Transfer Agent may prepare and file a SAR in such circumstances. Provide the Fund with a copy of the SAR within a reasonable time after filing; notify the Fund if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

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o    Compare account  information to any FinCEN request received by the Fund and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Fund with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314 (a) within required time frames.

o (i) For accounts that are opened by the Transfer Agent: (i) verify the identity of any person seeking to open an account with the Fund, (ii) maintain records of the information used to verify the person's identity and (iii) determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Fund by any government agency. The Fund shall complete customer identification procedures on accounts that are opened by the Fund or its distributor; provided, however, the Transfer Agent shall run such accounts through one or more third party databases, as needed, and shall notify the Fund of any accounts that cannot be verified against such databases. Any accounts opened by the Fund that require further information for customer identification shall be referred back to the Fund for further research.

o Shall not establish new accounts for foreign financial institutions in the Fund without the written (including fax or email) approval of the Fund's AML Officer. The Transfer Agent shall periodically monitor new accounts and notify the Fund's AML Officer if any account has been opened for a foreign financial institution and shall obtain further instruction from the Fund's AML Officer as to such accounts. If the Fund's AML Officer directs the Transfer Agent to open an account for a foreign financial institution, the Transfer Agent shall conduct additional due diligence for the account and determine a risk-ranking for the account, pursuant to the same procedures as set forth in the following paragraphs with respect to Existing Accounts.

o Prior to October 2, 2006, provide the Fund with a report of correspondent accounts opened prior to July 5, 2006 ("Existing Accounts"). Beginning no later than October 2, 2006, conduct additional due diligence for Existing Accounts selected by the Fund for further review in accordance with the following procedures. The Transfer Agent shall attempt to obtain additional information about the accountholder by sending the accountholder a foreign financial institution questionnaire and shall notify the Fund's AML Compliance Officer of each such mailing. For Existing Accounts selected by the Fund, the Transfer Agent will perform an assessment of the money laundering risk presented by the Existing Account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. After assessing the money laundering risk and determining a risk-ranking for the Existing Account, the Transfer Agent will notify the Fund's AML Officer of any such Existing Account with a medium or above risk-ranking to obtain further instruction from the Fund. In the situation where due diligence cannot be completed with respect to such Existing Account, the Transfer Agent will contact the Fund's AML Officer for further instruction. For any Existing Accounts that are maintained following initial due diligence review, in addition to its regular monitoring of accounts for suspicious activities, a periodic review of the account activity will be performed by the Transfer Agent in order to determine consistency with information obtained about the type, purpose, and anticipated activity of the account as detailed in the financial institution questionnaire. The Transfer Agent shall notify the Fund's AML Compliance Officer promptly in any case where (i) an accountholder fails to complete the foreign financial institution questionnaire after forty-five
     (45) days from the initial mailing or after thirty (30) days from a follow-up mailing, (ii) the Transfer Agent detects suspicious activity as a result of the foregoing procedures, or (iii) the periodic review of account activity discloses activity

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     inconsistent with the type, purpose, or anticipated activity of the account. In each such case, the Transfer Agent shall determine whether a SAR should be filed as required by AML regulations applicable to mutual funds; promptly notify and consult with the Fund's AML Compliance Officer, and prepare and file the SAR. The Transfer Agent shall provide the Fund with a copy of each SAR filed within a reasonable time after filing and shall notify the Fund's AML Compliance Officer promptly if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

o Upon request by the Fund, generate periodic reports of Existing Accounts for review by the Fund for purposes of compliance with USA PATRIOT Act,
     Section 312.


In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OF AC or other regulatory agency, then the Transfer Agent shall also immediately notify the Fund unless prohibited by applicable Law.





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                                   EXHIBIT B

                        FORM OF ANNUAL AML CERTIFICATION

                                      DATE

Richard M. Wachterman
The Legg Mason Funds
100 Light Street
Baltimore, Maryland 21202

Dear Mr. Wachterman:

The registered investment companies listed on Schedule X (together with each series thereof, individually, the "Fund" and collectively, the "Funds") and State Street Bank and Trust Company ("State Street") are parties to Transfer Agency and Service Agreements (collectively, the "Agreements") under which State Street, through its service provider, Boston Financial Data Services, Inc. ("Boston Financial") performs transfer agency services for the Funds. At the Funds' request we confirm the following to the Fund as of the date written above:
1. Boston Financial, pursuant to various U.S. regulations, has established, and will continue to maintain, an anti-money laundering program designed to comply with the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, and the rules thereunder for its own organization.

2. Boston Financial maintains anti-money laundering and customer identification procedures (the "Procedures) for performance of the delegated duties ("Delegated Duties") as set forth in Exhibit A to the Delegation Amendment dated July 15, 2003, as the same may be amended or amended and restated from time to time (the "Delegation Amendment"), in accordance with the laws and regulations applicable to such Delegated Duties.

3. Boston Financial confirms that it has performed the Delegated Duties pursuant to the Procedures in all material respects.

4. Boston Financial confirms that, following a request from the Fund, Boston Financial will supply the Fund with copies of (i) Boston Financial's own anti-money laundering policy, (ii) the Procedures and (ii) such other relevant information regarding the Boston Financial anti-money laundering policy and the Procedures as the Fund may reasonable request from time to time.

5. Boston Financial's internal Audit Department audits a portion of the AML duties delegated to Boston Financial by its clients on an organization-wide basis (which mayor may not include the specific Delegated Duties performed for the Fund) at least annually

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for compliance with established anti-money laundering procedures. At least annually, Boston Financial shall engage an outside accounting firm to provide an "agreed upon procedures" report (or such successor report provided by such outside accounting firm) related to its compliance program, including performance of the AML duties delegated to Boston Financial by its clients on an organization-wide basis (which mayor may not include the specific Delegated Duties performed for the Fund). Boston Financial shall furnish the Fund with a copy of such report when available from the outside accounting firm; provided that the Fund has complied with any conditions of its release imposed by such outside accounting firm or Boston Financial.

Sincerely,


Joan Dowd
Chief Compliance Officer

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                                   SCHEDULE X

1. Transfer Agency and Service Agreement between Legg Mason Charles Street Trust, Inc. and State Street Bank and Trust Company dated August 13, 1998.

2. Transfer Agency and Service Agreement between Legg Mason Global Trust, Inc. and State Street Bank and Trust Company dated May 15, 1993.

3. Transfer Agency and Service Agreement between Legg Mason Focus Trust, Inc. and State Street Bank and Trust Company dated August 1, 1998. (now Growth Trust)

4. Transfer Agency and Service Agreement between Legg Mason Income Trust, Inc. and State Street Bank and Trust Company dated as of June 19, 1987.

5. Transfer Agency and Service Agreement between Legg Mason Investors Trust, Inc. and State Street Bank and Trust Company dated September 1, 1993.

6. Transfer Agency and Service Agreement between Legg Mason Investment Trust, Inc. and State Street Bank and Trust Company dated December 30, 1999.

7. Transfer Agency and Service Agreement between Legg Mason Light Street Trust, Inc. and State Street Bank and Trust Company dated November 10, 1998.

8. Transfer Agency and Service Agreement between Legg Mason Special Investment Trust, Inc. and State Street Bank and Trust Company dated December 20, 1985.

9. Transfer Agency and Service Agreement between Legg Mason Tax-Free Income Fund and State Street Bank and Trust Company dated as of July 9, 1991.

10. Transfer Agency and Service Agreement between Legg Mason Value Trust, Inc. and State Street Bank and Trust Company dated April 16, 1982.


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